SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

Cytyc Corporation announced on February 9, 2005, that it had entered into a definitive agreement to acquire Proxima Therapeutics, Inc., a privately-held company that develops and markets innovative delivery systems for the treatment of cancer. The purchase price of $160 million, plus a two-year earnout based on incremental sales growth in breast related products for 2005 and 2006 versus 2004 and 2005, will be paid in cash. This transaction is expected to close by the end of the first quarter and will be subject to customary closing conditions and clearance under the Hart-Scott Rodino Antitrust Improvements Act. Cytyc plans to use existing cash balances to pay for the acquisition purchase price. A copy of this press release is being filed as Exhibit 99.1 to this Form 8-K and is attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan
Chairman, Chief Executive Officer, and President

Date: February 9, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cytyc Corporation dated February 9, 2005